Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Helicos BioSciences Corporation.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as of  this 2nd day of January, 2009.

HIGHLAND CAPITAL PARTNERS VI
LIMITED PARTNERSHIP

By: Highland Management Partners VI Limited Partnership, its general partner By: Highland Management Partners VI, Inc., its general partner

By:	/s/ Kathleen Barry
Authorized Signatory

HIGHLAND CAPITAL PARTNERS VI-B
LIMITED PARTNERSHIP

By: Highland Management Partners VI Limited Partnership, its general partner By: Highland Management Partners VI, Inc., its general partner

By:	/s/ Kathleen Barry
Authorized Signatory

HIGHLAND ENTREPRENEURS’ FUND VI LIMITED PARTNERSHIP

By: HEF VI Limited Partnership, its general partner
By: Highland Management Partners VI, Inc., its general partner

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By:	/s/ Kathleen Barry
Authorized Signatory

HEF VI LIMITED PARTNERSHIP
By: Highland Management Partners VI, Inc., its general partner

By:	/s/ Kathleen Barry
Authorized Signatory

HIGHLAND MANAGEMENT PARTNERS VI LIMITED PARTNERSHIP

By: Highland Management Partners VI, Inc., its general partner

By:	/s/ Kathleen Barry
Authorized Signatory

HIGHLAND MANAGEMENT PARTNERS VI, INC.

By:	/s/ Kathleen Barry
Authorized Signatory

/s/ Robert F. Higgins
Robert F. Higgins

/s/ Paul A. Maeder
Paul A. Maeder

/s/ Daniel J. Nova
Daniel J. Nova

/s/ Sean M. Dalton
Sean M. Dalton

/s/ Robert J. Davis
Robert J. Davis

/s/ Fergal J. Mullen
Fergal J. Mullen

/s/ Corey M. Mulloy
Corey M. Mulloy

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